Rollins, Inc. Announces Pricing of Secondary Public Offering of Common Stock

ATLANTA, September 7, 2023 -- Rollins, Inc. (NYSE: ROL) (“Rollins” or the “Company”) today announced the pricing of a secondary public offering of 38,724,100 shares of its common stock (the “Offering”) by LOR, Inc., one of the Company’s existing stockholders (the “Selling Stockholder”) at a price to the public of $35.00 per share. The Offering is expected to close on September 11, 2023, subject to satisfaction of customary conditions.

The underwriters will have a 30-day option to purchase up to an additional 5,785,714 shares of common stock from the Selling Stockholder. Rollins is not selling any shares and will not receive any proceeds from the Offering.

In connection with the Offering, the Selling Stockholder has entered into a lock-up agreement for a period of 365 days from the pricing date of the Offering, during which time the Selling Stockholder will be restricted from engaging in certain transactions with respect to its shares of the Company’s common stock.

Subject to the closing of the Offering, the Company has agreed to repurchase 8,724,100 of the shares of common stock being offered in the Offering for approximately $300 million at the same per share price to be paid by the underwriters to the Selling Stockholder in the Offering (the “Share Repurchase”). The completion of the Share Repurchase is conditioned on, and is expected to close concurrently with, the closing of the Offering. The closing of the Offering is also conditioned on the completion of the Share Repurchase.

Goldman Sachs & Co. LLC and Morgan Stanley are acting as joint book-running managers for the Offering.

J.P. Morgan acted as Capital Markets Advisor to the Company.

The Offering is being made pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on June 22, 2023. A preliminary prospectus supplement relating to and describing the terms of the Offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement (when available) and accompanying prospectus relating to these securities may also be obtained by sending a request to: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street 2nd Floor, New York, New York 10014.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rollins, Inc.

Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 19,000 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Fox Pest Control, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning the business and financial results of Rollins, Inc. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting our operating results and financial condition of our business. Such forward-looking statements are generally identified by the use of forward-looking terminology, including words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and similar expressions or variations of such words.
Forward-looking statements are based on information available at the time those statements are made and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including, but not limited to, risks regarding:

•our ability to maintain our competitive position in the pest control industry in the future;
•our inability to identify, complete or successfully integrate acquisitions or guarantee that any acquisitions will achieve the anticipated financial benefits;
•our ability to expand into international markets;
•our ability to maintain and enhance our brands and develop a positive client reputation;
•labor shortages and/or our ability to attract and retain skilled workers;
•climate change and unfavorable weather conditions;
•the effects of a pandemic, including the COVID-19 pandemic;
•adverse economic conditions;
•cybersecurity incidents;
•noncompliance with, changes to, or increased enforcement of federal, state and local laws and regulations pertaining to environmental, public health and safety matters, including those related to the pest control industry;
•our capital and ownership structure; and
•other risks, uncertainties and factors included or incorporated by reference in this press release and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
You should read carefully this press release completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Contact

Investor Relations
InvestorRelations@rollins.com
(404) 888-2000

SOURCE Rollins, Inc.